UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2014

GameStop Corp.

(Exact name of Registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Westport Parkway

Grapevine, TX 76051

(817) 424-2000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

In connection with the Notes Offering, described in Item 8.01 below, GameStop Corp. (the “Company”) is disclosing certain information regarding the offering to prospective investors in a confidential preliminary offering memorandum (the “Preliminary Offering Memorandum”). In the Preliminary Offering Memorandum, the Company is updating certain summary description of its business and providing certain additional summary and selected financial data that was not previously disclosed. This information is included herewith as Exhibit 99.1 and incorporated herein by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing. The furnishing of this information pursuant to Item 7.01 shall not be deemed an admission by the Company as to the materiality of such information.

Item 8.01. Other Events.

On September 16, 2014, the Company issued a press release announcing that it intends to offer and sell $250 million in aggregate principal amount of its unsecured senior notes due 2019 (the “Notes”) to eligible purchasers in a private placement under Rule 144A and Regulation S under the Securities Act (the “Notes Offering”). The Company intends to use the net proceeds from this offering to pay down our debt under its ABL Facility (as defined below) and for general corporate purposes, which may include acquisitions, dividends and stock buybacks. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference.

On September 15, 2014, the Company and certain of its subsidiaries entered into an Amendment (the “Amendment”) to the Second Amended and Restated Credit Agreement, dated as of March 25, 2014, among the Company, as Lead Borrower, certain of the Company’s subsidiaries named therein as borrowers, certain banks and financial institutions named therein, as Lenders, and Bank of America, N.A., as Agent for the Lenders. The Amendment amends certain covenants that, among other items, permit the Notes Offering. The description of the Amendment is qualified by reference to the full text thereof, which is attached hereto as Exhibit 10.1 and deemed “filed” herewith and incorporated herein by reference.

The Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act or the securities laws of any other jurisdiction. Accordingly, the Notes are expected to be eligible for resale in the United States only to qualified institutional buyers and outside the United States to non-U.S. persons in compliance with Regulation S. This announcement shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amendment to the Second Amended and Restated Credit Agreement, dated as of March 25, 2014, among the Company, as Lead Borrower, certain of the Company’s subsidiaries named therein as borrowers, certain banks and financial institutions named therein, as Lenders, and Bank of America, N.A., as Agent for the Lenders.

99.1	Excerpts from the Preliminary Offering Memorandum dated September 16, 2014 in connection with the Notes Offering.

99.2	Press Release dated September 16, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2014	GameStop Corp.

	By:	/s/ Robert A. Lloyd
		Name:	Robert A. Lloyd
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to the Second Amended and Restated Credit Agreement, dated as of March 25, 2014, among the Company, as Lead Borrower, certain of the Company’s subsidiaries named therein as borrowers, certain banks and financial institutions named therein, as Lenders, and Bank of America, N.A., as Agent for the Lenders.

99.1	Excerpts from the Preliminary Offering Memorandum dated September 16, 2014 in connection with the Notes Offering.

99.2	Press Release dated September 16, 2014.